                                             NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts:
Media	Financial Analysts and Institutional Investors
Ameren Communications	Andrew Kirk
314.554.2182	314.554.3942
communications@ameren.com	akirk@ameren.com
For Immediate Release
Ameren Announces First Quarter 2026 Results

•First Quarter Diluted Earnings Per Share (EPS) were $1.28 in 2026 vs. $1.07 in 2025
•Reaffirmed 2026 Earnings Guidance Range of $5.25 to $5.45 per Diluted Share

ST. LOUIS (May 5, 2026) — Ameren Corporation (NYSE: AEE) today announced first quarter 2026 net income attributable to common shareholders of $357 million, or $1.28 per diluted share, compared to first quarter 2025 net income of $289 million, or $1.07 per diluted share.
First quarter 2026 results reflected earnings on infrastructure investments to improve system reliability, resilience, and service quality for our Ameren Missouri and Illinois electric and natural gas customers. These positive contributions were partially offset by lower Ameren Missouri electric retail sales, primarily driven by warmer-than-normal winter temperatures in the current period compared to colder-than-normal temperatures in the prior-year period, along with higher interest expense at Ameren Missouri. Finally, the earnings per diluted share comparison reflected higher weighted-average basic common shares outstanding in the first quarter of 2026.
"Customers depend on us every day for safe, reliable, and affordable energy—and demand is growing," said Martin J. Lyons, Jr., chairman, president and chief executive officer of Ameren Corporation. "Meeting these needs requires disciplined ongoing infrastructure investment. Our strategic plan calls for prudent investments across each of our operating segments to optimize service for our customers and communities today while preparing for the future."

Earnings Guidance
Today, Ameren reaffirmed its 2026 earnings guidance range of $5.25 to $5.45 per share. Earnings guidance for 2026 assumes normal temperatures for the last nine months of the year and is subject to the effects of, among other things: regulatory, judicial and legislative actions; energy center and energy transmission and distribution operations; energy, economic, capital and credit market conditions; customer usage; severe storms; market returns on company-owned life insurance investments; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri first quarter 2026 earnings were $76 million, compared to first quarter 2025 earnings of $42 million. The year-over-year increase reflected earnings on increased infrastructure investments, including infrastructure reflected in electric and natural gas service rates that became effective June 1, 2025, and September 1, 2025, respectively. These positive factors were partially offset by lower electric retail sales, primarily driven by warmer-than-normal winter temperatures in the current period compared to colder-than-normal temperatures in the prior-year period, along with higher interest expense.
Ameren Transmission Segment Results
Ameren Transmission first quarter 2026 earnings were $98 million, compared to first quarter 2025 earnings of $89 million. The year-over-year increase reflected earnings on increased infrastructure investments.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution first quarter 2026 earnings were $66 million, compared to first quarter 2025 earnings of $63 million.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas first quarter 2026 earnings were $122 million, compared to first quarter 2025 earnings of $108 million. The year-over-year increase reflected infrastructure investments included in natural gas service rates that became effective December 2, 2025.
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent first quarter 2026 loss was $5 million, compared to a first quarter 2025 loss of $13 million.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Wednesday, May 6, 2026, to discuss first quarter 2026 earnings, 2026 earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Latest

Quarterly Results," where an accompanying slide presentation will also be available. The conference call and presentation will be archived in the “Investors” section of the website under “Quarterly Earnings.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.5 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects in the Midcontinent Independent System Operator, Inc. For more information, visit Ameren.com, or follow us at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn.com/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed within Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2025, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations that may change regulatory recovery mechanisms or our ability to recover costs and earn a return, such as those that may result from appeals filed by Ameren Illinois to the Illinois Appellate Court for the Fifth Judicial District related to Illinois Commerce Commission (ICC) orders issued in December 2023, June 2024, and December 2024 in the multi-year rate plan (MYRP) electric distribution service regulatory rate review, Ameren Illinois' March 2026 appeal of the December 2025 order issued in the 2024 electric distribution service revenue requirement reconciliation adjustment review, Ameren Illinois' 2025 electric distribution service revenue requirement reconciliation adjustment review filed with the ICC in April 2026, Ameren Illinois' January 2026 appeal of the November 2025 ICC order issued in the 2025 natural gas delivery service rate review, Ameren Illinois' 2020 QIP reconciliation hearing, and the January and April 2025 appeals of FERC's October 2024 and March 2025 orders by the MISO transmission owners, including Ameren Missouri, Ameren Illinois, and Ameren Transmission Company of Illinois (ATXI);
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed return on equity (ROE), within frameworks established by our regulators, while maintaining affordability for our customers;
•the effect and duration of Ameren Illinois’ election to utilize MYRPs for electric distribution service ratemaking effective for rates beginning in 2024, including the effect of the reconciliation cap on the electric distribution revenue requirement;
•the effect on Ameren Missouri of any customer rate caps or limitations on increasing the electric service revenue requirement pursuant to Ameren Missouri’s election to use the plant-in-service accounting regulatory mechanism;
•Ameren Missouri's ability to construct and/or acquire wind, solar, and other renewable energy generation facilities and battery storage, as well as natural gas-fired and nuclear energy centers, extend the operating license for the Callaway Energy Center, reliably operate existing energy centers through their expected retirement dates, retire fossil fuel-fired energy centers, and implement new or existing customer energy-efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, preferred resource plan, or emissions reduction goals, and to recover its cost of investment, a related return, and, in the case of customer energy-efficiency programs, any lost electric revenues in a timely manner, each of which is affected by the ability to timely obtain all necessary regulatory and project approvals, including certificates of convenience and necessity (CCNs) from the MoPSC or any other required approvals, including permits to operate the facilities;
•our ability to realize and support forecasted energy demand and capacity from new and potential new customers, including demand growth dependent on the addition of new data centers and other large primary service customers within our service territories, such as the large load customers that signed electric service agreements with Ameren Missouri in 2026;
•the effects on energy prices and demand for our services resulting from customer growth patterns or usage, including demand from data centers, technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which are becoming increasingly cost-competitive;
•Ameren Missouri’s ability to earn, utilize, or transfer at a reasonable price federal production and investment tax credits related to renewable energy projects and nuclear energy production; the cost of wind, solar, and other renewable generation and battery storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•the effect of changes in federal domestic energy policy to support investment in fossil fuel infrastructure and the effect of those changes on Ameren Missouri’s ability to construct and/or acquire renewable energy generation facilities and battery storage;
•the outcome of the MISO long-range transmission planning process, including potential changes to planned projects, the ability to obtain competitively bid or assigned projects and related approvals, including CCNs from the MoPSC and ICC or any other required approvals, and changes in applicable legislative or regulatory frameworks;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects, which is dependent upon the availability of necessary materials and equipment, including those obligations that are affected by supply chain disruptions;
•advancements in energy technologies, including carbon capture, utilization, and sequestration, hydrogen fuel for electric production and energy storage, next generation nuclear, and large-scale long-cycle battery storage, and the impact of federal and state energy and economic policies with respect to those technologies;
•the effects of changes in federal, state, or local laws and other domestic or international governmental actions, including monetary, fiscal, foreign trade, and energy policies, foreign trade tariffs, executive orders, geopolitical developments, or extended federal government shutdowns or defunding;
•the effects of changes in federal, state, or local tax laws or rates; additional regulations, interpretations, amendments, or technical corrections to, or in connection with the One Big Beautiful Bill Act (OBBBA) and the Inflation Reduction Act of 2022 (IRA), including the effects of the OBBBA as it relates to construction timelines of solar, wind, and battery storage projects along with the ability to obtain materials for these projects to be eligible for federal production and investment tax credits; and any challenges to the tax positions we have taken, as well as resulting effects on customer rates;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of natural gas for distribution and the cost and availability of purchased power, including capacity, zero emission credits, renewable energy credits, and emission allowances; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies primarily from the one Nuclear Regulatory Commission-licensed supplier of assemblies for Ameren Missouri's Callaway Energy Center;

•the cost and availability of transmission capacity required for the energy generated by Ameren Missouri's energy centers or as required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance at a reasonable cost, or, in the absence of insurance, the ability to timely recover uninsured losses from our customers;
•the impact of cyberattacks and data security risks on us, our suppliers, or other entities on the grid, including those arising from generative or agentic artificial intelligence, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•acts of sabotage, which have increased in frequency and severity within the utility industry, war, terrorism, or other intentionally disruptive acts;
•business, economic, geopolitical, and capital market conditions, including foreign trade tariffs or trade wars, evolving federal regulatory priorities, and the impact of such conditions on interest rates, inflation, commodity prices, and investments;
•the impact of inflation or a recession on our customers and suppliers and the related impact on our results of operations, financial position, and liquidity;
•disruptions of the capital and credit markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity, and our ability to access the capital and credit markets on reasonable terms when needed;
•the actions of credit rating agencies and the effects of such actions;
•the impact of weather conditions and other natural conditions on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the ability to maintain system reliability by Ameren Missouri, the MISO, and the electric utility industry, as well as Ameren Missouri's ability to meet existing or future generation capacity and power obligations;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws or their interpretation and new, more stringent, or changing requirements and environmental policies, including those related to NSR provisions of the Clean Air Act, carbon dioxide, nitrogen oxides, sulfur dioxide, and other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit, terminate or otherwise modify the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•the effectiveness of Ameren Missouri's customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act programs;
•labor disputes, workforce reductions, our ability to attract and retain professional and skilled-craft employees, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, medical cost trend rates, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, creditors, rating agencies, or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or disagreement with those plans, failure to protect sensitive customer information, increases in rates, new data centers entering our service territories, negative media coverage, or concerns about company policies or practices;
•the impact of adopting new accounting and reporting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, divestitures, and reorganizations;
•legal and administrative proceedings;
•pandemics or other significant global health events, and their impacts on our results of operations, financial position, and liquidity; and
•the impacts of global conflicts and related sanctions imposed by the United States and other governments, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, and other commodities, materials, and services.

New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Operating Revenues:
Electric	$1,661	$1,622
Natural gas	515	475
Total operating revenues	2,176	2,097
Operating Expenses:
Fuel and purchased power	433	502
Natural gas purchased for resale	171	169
Other operations and maintenance	491	485
Depreciation and amortization	398	367
Taxes other than income taxes	151	144
Total operating expenses	1,644	1,667
Operating Income	532	430
Other Income, Net	90	85
Interest Charges	204	175
Income Before Income Taxes	418	340
Income Taxes	60	50
Net Income	358	290
Less: Net Income Attributable to Noncontrolling Interests	1	1
Net Income Attributable to Ameren Common Shareholders	$357	$289

Earnings per Common Share - Basic	$1.29	$1.07

Earnings per Common Share – Diluted	$1.28	$1.07

Weighted-average Common Shares Outstanding – Basic	276.5	270.0
Weighted-average Common Shares Outstanding – Diluted	278.4	271.4

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$13	$13
Accounts receivable - trade (less allowance for doubtful accounts)	703	665
Unbilled revenue	298	415
Miscellaneous accounts receivable	175	107
Inventories	733	774
Current regulatory assets	434	387
Other current assets	211	210
Total current assets	2,567	2,571
Property, Plant, and Equipment, Net	40,471	39,313
Investments and Other Assets:
Nuclear decommissioning trust fund	1,478	1,526
Goodwill	411	411
Regulatory assets	2,674	2,524
Pension and other postretirement benefits	991	977
Other assets	1,254	1,154
Total investments and other assets	6,808	6,592
TOTAL ASSETS	$49,846	$48,476
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$1,123	$973
Short-term debt	1,178	643
Accounts and wages payable	733	1,254
Interest accrued	179	229
Customer deposits	239	238
Other current liabilities	674	570
Total current liabilities	4,126	3,907
Long-term Debt, Net	19,003	18,214
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	5,311	5,181
Regulatory liabilities	6,251	6,255
Asset retirement obligations	864	849
Other deferred credits and liabilities	606	540
Total deferred credits and other liabilities	13,032	12,825
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	8,114	8,106
Retained earnings	5,441	5,292
Accumulated other comprehensive loss	(2)	—
Total shareholders’ equity	13,556	13,401
Noncontrolling Interests	129	129
Total equity	13,685	13,530
TOTAL LIABILITIES AND EQUITY	$49,846	$48,476

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2026	2025
Cash Flows From Operating Activities:
Net income	$358	$290
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	417	395
Amortization of nuclear fuel	21	20
Amortization of debt issuance costs and premium/discounts	5	5
Deferred income taxes and tax credits, net	56	116
Allowance for equity funds used during construction	(31)	(16)
Stock-based compensation costs	8	7
Other	9	7
Changes in assets and liabilities	(422)	(393)
Net cash provided by operating activities	421	431
Cash Flows From Investing Activities:
Capital expenditures	(1,574)	(1,064)
Nuclear fuel expenditures	(22)	(18)
Purchases of securities – nuclear decommissioning trust fund	(87)	(107)
Sales and maturities of securities – nuclear decommissioning trust fund	76	93
Other	(7)	9
Net cash used in investing activities	(1,614)	(1,087)
Cash Flows From Financing Activities:
Dividends on common stock	(208)	(191)
Dividends paid to noncontrolling interest holders	(1)	(1)
Short-term debt, net	534	108
Maturities of long-term debt	(350)	(300)
Issuances of long-term debt	1,297	1,099
Issuances of common stock	12	13
Employee payroll taxes related to stock-based compensation	(14)	(13)
Debt issuance costs	(12)	(11)
Net cash provided by financing activities	1,258	704
Net change in cash, cash equivalents, and restricted cash	65	48
Cash, cash equivalents, and restricted cash at beginning of year(a)	420	328
Cash, cash equivalents, and restricted cash at end of period(b)	$485	$376
(a)Includes $13 million of cash and cash equivalents and $407 million of restricted cash as of December 31, 2025.
(b)Includes $13 million of cash and cash equivalents and $472 million of restricted cash as of March 31, 2026.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2026	2025
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,596	3,864
Commercial	3,366	3,367
Industrial	954	959
Street lighting and public authority	16	17
Ameren Missouri retail load subtotal	7,932	8,207
Off-system	1,099	1,214
Ameren Missouri total	9,031	9,421
Ameren Illinois Electric Distribution
Residential	2,805	2,973
Commercial	2,710	2,820
Industrial	2,406	2,491
Street lighting and public authority	100	103
Ameren Illinois Electric Distribution total	8,021	8,387
Ameren Total	17,052	17,808
Electric Revenues (in millions):
Ameren Missouri
Residential	$399	$376
Commercial	302	273
Industrial	72	66
Other, including street lighting and public authority	36	(2)
Ameren Missouri retail load subtotal	$809	$713
Off-system sales and capacity	42	180
Ameren Missouri total	$851	$893
Ameren Illinois Electric Distribution
Residential	$349	$342
Commercial	195	180
Industrial	55	50
Other, including street lighting and public authority	44	—
Ameren Illinois Electric Distribution total	$643	$572
Ameren Transmission
Ameren Illinois Transmission(a)	$164	$154
ATXI	63	57
Eliminate affiliate revenues	—	(1)
Ameren Transmission total	$227	$210
Other and intersegment eliminations(a)	(60)	(53)
Ameren Total	$1,661	$1,622
(a)Includes $44 million and $37 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2026	2025
Gas Sales - dekatherms (in millions):
Ameren Missouri	8	9
Ameren Illinois Natural Gas	62	65
Ameren Total	70	74
Gas Revenues (in millions):
Ameren Missouri	$79	$64
Ameren Illinois Natural Gas	436	411
Ameren Total	$515	$475
	March 31,	December 31,
	2026	2025
Common Stock:
Shares outstanding (in millions)	276.7	276.4
Book value per share	$48.99	$48.48